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                                                                EXHIBIT h(36)(d)


                                 AMENDMENT NO. 3
                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated June 16, 1998, by and among AIM Variable Insurance Funds, Inc., a Maryland corporation, A I M Distributors, Inc., a Delaware Corporation and The Lincoln National Life Insurance Company, an Indiana life insurance company, is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:


                                   SCHEDULE A


                                                  SEPARATE ACCOUNTS
      FUNDS AVAILABLE UNDER                       UTILIZING SOME OR                      POLICIES/CONTRACTS FUNDED BY THE
           THE POLICIES                           ALL OF THE FUNDS                              SEPARATE ACCOUNTS
----------------------------------          -----------------------------       -------------------------------------------------
AIM V.I. Capital Appreciation Fund          Lincoln Life Variable Annuity       o    The Lincoln National Life Insurance Company:
AIM V.I. Diversified Income Fund                Account N                            Flexible Premium Variable Annuity Contracts
AIM V.I. Growth Fund                                                                 AN425LL and state variations thereof
AIM V.I. International Equity Fund          Lincoln Life Flexible Premium
AIM V.I. Value Fund                             Variable Life Account M
                                                                                o    The Lincoln National Life Insurance Company:
                                            Lincoln Life Flexible Premium            Flexible Premium Variable Life Insurance
                                                Variable Life Account R              Policy LN605LL/LN615LL/LN617LL/LN680
                                                                                     and state variations thereof

                                                                                o    The Lincoln National Life Insurance Company:
                                                                                     Flexible Premium Variable Life Insurance
                                                                                     Policy On the Lives of Two Insureds LN650LL
                                                                                     and state variations thereof

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Schedule A to be executed in its name and behalf of its duly authorized officer on the date specified below. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Effective Date:  10-14-99
                ------------



                                      AIM VARIABLE INSURANCE FUNDS, INC.



Attest: /s/ NANCY L. MARTIN           By:    /s/ ROBERT H. GRAHAM
       -----------------------------        -----------------------------
Name:   Nancy L. Martin               Name:  Robert H. Graham
Title:  Assistant Secretary           Title: President


(SEAL)


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                                     A I M DISTRIBUTORS, INC.



Attest: /s/ NANCY L. MARTIN          By:    /s/ MICHAEL J. CEMO
       ----------------------------        -----------------------------
Name:   Nancy L. Martin              Name:  Michael J. Cemo
Title:  Assistant Secretary          Title: President


(SEAL)




                                     THE LINCOLN NATIONAL LIFE INSURANCE COMPANY



Attest: /s/ STEVEN M. KLUEVER        By:    /s/ KELLY D. CLEVENGER
       ----------------------------        -----------------------------
Name:   Steven M. Kluever            Name:  Kelly D. Clevenger
Title:  Second Vice President        Title: Vice President


(SEAL)


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